UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response 38.0

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

155 East Tropicana, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-124924	20-1363044
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

115 East Tropicana Avenue, Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 597-6076

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business Operations

Item 1.01               Entry into a Material Definitive Agreement.

As previously reported, on January 12, 2007, 155 East Tropicana, LLC (the “Company”), along with EW Common LLC and Florida Hooters LLC, the owners of the Company (the “Sellers”) signed a letter of intent to be acquired by an investment group led by NTH Advisory Group, LLC (the “Buyer”).  On March 14, 2007, the Company and the Sellers signed a revised letter of intent (the “Revised Letter”).

Under the terms of the Revised Letter, the Buyer has offered to purchase all of the outstanding membership interests for a purchase price of $95 million in cash, the payment of certain accrued royalties, and 5% of certain future ownership distributions. The Buyer will also be responsible for any repurchases, and related costs, of the Company’s $130 million in principal amount of 8¾% Senior Secured Notes due 2012 as a result of the proposed change of control of the Company.

The Revised Letter extends the date by which the second installment of the deposit must be made to April 28, 2007, which is also the expiration of the extended inspection period.

The Revised Letter continues to provide for a closing by June 30, 2007; but under certain conditions may be closed as late as April, 30, 2008. The closing will continue to be subject to the completion of due diligence, financing, and licensing, among other customary conditions. Pursuant to the Revised Letter, the parties agreed that the Buyer has an exclusive right to negotiate a purchase of the Company’s outstanding membership interests until April 28, 2007.

Because no definitive agreement has been signed, there can be no assurance that (i) a definitive agreement will ever be entered into, or (ii) if a definitive agreement is entered into, that the terms and conditions of the definitive agreement will be the same or similar to those in the Revised Letter, or (iii) that the conditions to closing a transaction will ever be satisfied, or (iv) that any transaction with the Buyer will be consummated.

The foregoing summary of the Revised Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revised Letter which is attached as Exhibit 99.1 and incorporated herein by reference.  A copy of the March 14, 2007 press release announcing the Revised Letter is attached hereto as Exhibit 99.2.

Section 9 — financial statements and exhibits.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1 — Revised Letter of Intent signed March 14, 2007.

Exhibit 99.2 — Press Release issued on March 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

155 EAST TROPICANA, LLC
(Registrant)

	By:	/s/ Deborah J. Pierce
Date: March 14, 2007		Deborah J. Pierce
	Its:	Chief Financial Officer